UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2022
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OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
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Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street
Evansville,	Indiana	47708
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 731-2265
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(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	ONB	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 7.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	ONBPP	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 7.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C	ONBPO	The NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On June 27, 2022, Old National Bank (“ONB”), a wholly-owned subsidiary of Old National Bancorp (“Company”), entered into a Custodial Transfer and Asset Purchase Agreement (the “Purchase Agreement”) with UMB Bank, n.a. (“UMB”), pursuant to which UMB will acquire ONB’s business of acting as a qualified custodian for, and administering, health savings accounts (“HSA Business”). ONB serves as custodian for health savings accounts (“HSAs”) comprised of both investment accounts and deposit accounts. All such deposit accounts are currently held at ONB, amounting to approximately $400 million of deposits as of March 31, 2022.

Subject to customary closing conditions and regulatory approval, the parties anticipate completing the sale of the HSA Business in the fourth quarter of 2022. The sale is expected to be accretive to 2022 earnings upon completion.

ONB believes that the sale of its HSA Business will allow it to focus on its core banking operations while ensuring that current HSA clients continue to receive exceptional service by a nationally recognized HSA provider.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding ONB’s proposed sale of its HSA Business to UMB. These statements can be identified by the use of words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “will,” “strategy,” “plan,” “potential,” “possible” and other similar meaning. Statements about the expected timing and completion of the proposed transaction, earnings accretion and all other statements in this Current Report other than historical facts constitute forward-looking statements.

Forward-looking statements involve certain risks and uncertainties. The ability of the Company to predict results or actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results or outcomes may differ materially from those expressed in, or implied by, the forward-looking statements. Because these forward-looking statements are subject to certain assumptions and uncertainties, future events concerning the Company set forth in this Current Report may differ materially from those expressed in or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Current Report.

All written and oral forward-looking statements concerning the sale of ONB’s HSA Business or other matters addressed in this Current Report and attributable to the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2022

OLD NATIONAL BANCORP

By: /s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President
Chief Legal Officer and Corporate Secretary

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